UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2012

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

Effective June 2, 2012, Nordson Corporation ("Nordson") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Xaloy Superior Holdings, Inc. ("Xaloy"), Industrial Growth Partners III, L.P. (the "Representative") and Buckeye Merger Corp., a wholly owned subsidiary of Nordson ("Merger Sub"), pursuant to which Merger Sub agreed to merge with and into Xaloy, with Xaloy surviving the merger as a wholly owned subsidiary of Nordson (the "Acquisition"). Xaloy is a leading manufacturer of melt delivery components for injection and extrusion machinery in the global plastic processing industry. The Acquisition is expected to close in the third quarter of Nordson’s 2012 fiscal year.

Under the Merger Agreement, Nordson will acquire Xaloy on a cash-free and debt-free basis for an aggregate purchase price of $200 million, subject to certain adjustments (including a customary working capital adjustment) (the "Purchase Price").

The Merger Agreement contains customary representations, warranties and covenants made by Nordson, Merger Sub and Xaloy. Subject to certain exceptions, the representations and warranties of Xaloy survive until the 12-month anniversary of the closing of the Acquisition. Specified fundamental representations and warranties, such as organization, authorization and capitalization, survive until the 36-month anniversary of the closing of the Acquisition. Indemnification claims are generally capped at $10 million, except for indemnification claims relating to the breach of certain fundamental representations and warranties and the breach of covenants, which are capped at $40 million. Indemnification claims are also subject to a $2 million aggregate threshold, which threshold is deductible from such claims.

The Merger Agreement may be terminated at any time prior to closing by the mutual written consent of Nordson, Merger Sub, Xaloy and the Representative, by Nordson, Merger Sub or the Representative upon a material breach of the Merger Agreement (subject to certain customary limitations) and by Nordson or the Representative if the transactions contemplated by the Merger Agreement have not been consummated on or before August 1, 2012 (subject to certain customary limitations or extensions). The closing of the Acquisition is subject to certain customary closing conditions and the expiration of any applicable waiting periods under competition laws, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Credit Agreement

Effective June 4, 2012, Nordson entered into a Credit Agreement (the "Credit Agreement") with PNC Bank, National Association, as administrative agent, PNC Capital Markets LLC, as sole lead arranger and sole bookrunner, and the various lenders from time to time party thereto (collectively, the "Lenders"). The Credit Agreement provides for a $250 million delayed draw term loan facility, which matures 364 days after the date of the Credit Agreement. Borrowings under the Credit Agreement can be used to fund the Purchase Price.

Borrowings under the Credit Agreement bear interest, at Nordson’s option, at either (1) the Base Rate (defined as the greatest of (a) the daily federal funds open rate plus 0.50%, (b) the prime rate established from time to time by the administrative agent of the Credit Agreement and (c) the Daily LIBOR Rate plus 1.0% (with the Daily LIBOR Rate determined by taking the published LIBOR rate and dividing it by the number equal to 1 minus the LIBOR reserve percentage), plus a margin based on Nordson’s leverage ratio) or (2) the Derived Eurodollar Rate (defined as (a) the published LIBOR rate divided by the number equal to 1 minus the LIBOR reserve percentage, (b) plus a margin based on Nordson’s leverage ratio).

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants including, among others, covenants regarding the maintenance of certain financial ratios and covenants relating to financial reporting, compliance with laws, transactions with affiliates, limitations on liens, and mergers and sales of all or substantially all of Nordson’s assets.

The Credit Agreement provides for customary events of default, including, among other things, nonpayment of principal, interest, fees, or other amounts, a representation or warranty proving to have been false or erroneous when made, failure to perform or observe certain covenants within a specified period of time, a cross-default to other indebtedness of Nordson of a specified amount, the bankruptcy or insolvency of Nordson, monetary judgment defaults of a specified amount, invalidity of any loan documentation, a change of control of Nordson and ERISA defaults resulting in liability of a specified amount. Upon the occurrence of a specified event of default (that continues beyond any applicable grace or cure period), the administrative agent of the Credit Agreement, at the direction of the requisite number of Lenders, may declare all amounts owing under the Credit Agreement immediately due and payable and/or exercise any and all remedies and other rights under the Credit Agreement. For certain defaults related to insolvency and receivership, the commitments of the Lenders will be automatically terminated and all amounts outstanding will become immediately due and payable.

The administrative agent of the Credit Agreement (and certain of its subsidiaries or affiliates) has in the past provided, is currently providing and may in the future provide, cash management, lending, commercial banking, foreign exchange and other advisory services to, or engage in transactions with, Nordson and its subsidiaries or affiliates. The administrative agent has received, and may in the future receive, customary compensation from Nordson and its subsidiaries or affiliates for such services.

A copy of the press release, dated June 4, 2012, describing the Acquisition and the Credit Agreement is attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Credit Agreement is effective as of June 4, 2012, the details of which are contained in Item 1.01 and incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

c.) Exhibits

99.1 Press release of Nordson Corporation dated June 4, 2012.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibit furnished herewith contain forward-looking statements within the meanings of Section 27A the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. These forward-looking statements include statements regarding expectations as to the completion of the Acquisition and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein and therein involve risks, uncertainties and assumptions that could cause actual results to differ materially from those referred to in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those anticipated, estimated or projected. Factors that could cause actual results to differ materially include: Nordson’s ability to close the Acquisition in the expected timeframe or at all; Nordson’s ability to integrate Xaloy successfully and achieve the expected results of the Acquisition; and Nordson’s ability to retain Xaloy’s management team and Xaloy’s relationships with customers and suppliers. More information about Nordson and risks and assumptions related to Nordson’s business are detailed in the reports Nordson files with the Securities and Exchange Commission. Nordson undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

June 4, 2012	By:	Gregory A. Thaxton

Name: Gregory A. Thaxton
Title: Senior Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Nordson Corporation dated June 4, 2012.